Exhibit 10.40

EXECUTION
AMENDMENT NO. 15
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 15 to Amended and Restated Master Repurchase Agreement (this “Amendment”), dated as of February 11, 2022, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and ROCKET MORTGAGE, LLC, f/k/a Quicken Loans, LLC (the “Seller”).
RECITALS
The Buyer and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (as amended by Amendment No. 1, dated as of June 24, 2015, Amendment No. 2, dated as of January 29, 2016, Amendment No. 3, dated as of October 6, 2016, Amendment No. 4, dated as of April 14, 2017, Amendment No. 5, dated as of December 6, 2018, Amendment No. 6, dated as of April 25, 2019, Amendment No. 7, dated as of June 26, 2019, Amendment No. 8, dated as of September 16, 2019, Amendment No. 9, dated as of December 5, 2019 Amendment No. 10, dated as of April 20, 2020, Amendment No. 11, dated as of December 3, 2020, Amendment No. 12, dated as of April 14, 2021, Amendment No. 13, dated as of May 28, 2021 and Amendment No. 14 dated as of December 2, 2021, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or Pricing Letter, as applicable.
The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
Section 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:
1.1 deleting the definitions of “Index Rate”, “LIBOR Rate”, “One-Month LIBOR” and “Overnight LIBOR” in their entirety;
1.2deleting the definition of “Successor Rate Conforming Changes” in its entirety and replacing it with the following; and
“Successor Rate Conforming Changes” shall mean with respect to any proposed Successor Rate, any technical, administrative or operational change (including any change to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Buyer decides, in its sole discretion, may be appropriate to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Buyer decides, in its sole discretion, is reasonably necessary in connection with the administration of this Agreement or any other Program Document).

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1.3adding the following new definitions of “Benchmark” and “Relevant Governmental Body” in their proper alphabetical order:
“Benchmark” shall have the meaning specified in the Pricing Letter.
“Relevant Governmental Body” shall have the meaning set forth in the Pricing Letter.
Section 2.Collections; Income Payments. Section 5 of the Existing Repurchase Agreement is hereby amended by deleting subsection (i) in its entirety and replacing it with the following:
(i)Anything herein to the contrary notwithstanding, if Buyer determines in its commercially reasonable discretion that, (A) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Benchmark; (B) the Benchmark is no longer in existence; (C) it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on the Benchmark; (D) a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans, or (E) it shall no longer enter into transactions based on the Benchmark in connection with repurchase facilities with similarly situated sellers with similar assets (such specific date, the “Scheduled Unavailability Date”), Buyer shall give prompt notice thereof to Seller (the “Rate Change Notice”), whereupon the Pricing Rate from the date specified in such notice (which, in the case of (D), shall be no sooner than the earliest to occur of (i) ninety (90) days following the date of such Rate Change Notice, or (ii) the date specified by the applicable Governing Authority and in the case of (E) shall be no sooner than ninety (90) days following the date of such Rate Change Notice), until such time as the notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, as determined by Buyer in its commercially reasonable discretion prior to such Scheduled Unavailability Date. The Successor Rate will be determined by Buyer consistent with the alternative benchmark rate Buyer implements in repurchase facilities with similarly situated sellers with similar assets. In the event that Seller determines that either the Successor Rate or the Successor Rate Conforming Changes are unacceptable, Seller shall provide notice of same to Buyer within seventy-five (75) days of receipt of the Rate Change Notice and Seller shall have the right to terminate this Agreement, prior to the ninetieth (90th) day following receipt of a Rate Change Notice (such specified date, the “Termination Option Expiration Date”), without the imposition of any form of penalty, breakage costs or exit fees. In the event that Seller elects to terminate this Agreement in accordance with the foregoing, it shall pay the outstanding Obligations, including all unpaid fees and expenses due to Buyer, prior to the Termination Option Expiration Date and any commitment of Buyer to enter into Transactions hereunder shall terminate. In the event that Seller does not (i) provide notice that either the Successor Rate or the Successor Rate Conforming Changes are unacceptable within seventy-five (75) days of receipt of the Rate Change Notice, or (ii) pay the outstanding Obligations, including all unpaid fees and expenses due to Buyer, prior to the Termination Option Expiration Date, then the Successor Rate and the Successor Rate Conforming Changes shall become effective on the date specified in the Rate Change Notice.
Section 3.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

(i)Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;
(ii)Buyer shall have received that certain Amendment No. 30 to the Pricing Side Letter, executed and delivered by duly authorized officers of Buyer and Seller; and
(iii)such other documents as the Buyer or counsel to the Buyer may reasonably request.
Section 4.Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.
Section 5.Representations and Warranties. Seller hereby represents and warrants to the Buyer that, giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
Section 6.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
Section 7.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 8.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature. The original documents shall be promptly delivered, if requested.
Section 9.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer
By:     /s/ Kathleen Donovan
Name: Kathleen Donovan
Title: Managing Director
By:     /s/ Chi Ma
Name: Chi Ma
Title: Director
ROCKET MORTGAGE, LLC, f/k/a Quicken Loans, LLC, as Seller

By: /s/ Brian Brown
Name: Brian Brown
Title: Treasurer
Signature Page to Amendment No. 15 to Master Repurchase Agreement